Exhibit 99.1

NEWS RELEASE

Arc Logistics Partners LP to Acquire a Terminal in Joliet, Illinois in a Joint Venture

NEW YORK, NY, February 20, 2015— Arc Logistics Partners LP (NYSE: ARCX) (“Arc Logistics” or the “Partnership”), through a joint venture arrangement with GE Energy Financial Services, a unit of General Electric Company (NYSE: GE), has agreed to acquire all of the membership interests of Joliet Bulk, Barge & Rail LLC (“JBBR”) from CenterPoint Properties Trust (“CenterPoint” or the “Seller”) for $216 million. JBBR’s principal assets consist of a crude oil unloading terminal and a 4-mile crude oil pipeline, the Joliet Terminal, which are in the final stages of construction in Joliet, Illinois and are expected to be complete in mid to late April 2015. The acquisition consideration also includes an earn-out payable by the JBBR joint venture to CenterPoint based upon petroleum product throughput volumes at the Joliet Terminal (including minimum volumes paid under customer contracts irrespective of physical deliveries of product thereunder). JBBR joint venture’s earn-out obligations to CenterPoint will terminate upon the payment, in the aggregate, of $27 million.

At the closing of the acquisition, Arc Logistics will manage ongoing operations of the Joliet Terminal and own a 60% interest in the JBBR joint venture company. GE Energy Financial Services will own the remaining 40%. The Joliet Terminal is expected to begin commercial operations by mid to late April 2015, and the acquisition will not close until the Joliet Terminal becomes commercially operable.

Arc Logistics will finance its approximate $130 million portion of the purchase price with net proceeds from the sale of common units in a private placement and from borrowings under its revolving credit facility. Institutional investors have committed to acquire, concurrently with the closing of the acquisition, approximately 4.4 million of Arc Logistics’ common units in a private placement at a price of $17.00 per unit, resulting in gross proceeds (before fees and expenses) to the Partnership of $75 million.

Once complete, the Joliet Terminal will have the capability to unload approximately 85,000 barrels of crude oil per day, and will have approximately 300,000 barrels of storage and a 4-mile pipeline connection to a common carrier crude oil pipeline. The facility will have rail and marine access and capabilities as well as more than 80 acres of land available for future expansion. At closing, the Joliet Terminal will be supported by a terminal services agreement as well as a throughput and deficiency agreement with a major oil company, each with a term of three years based on minimum throughput volume commitments. The estimated annual EBITDA of JBBR is expected to be between $23 and $25 million, of which the Partnership will receive 60% based upon its percentage ownership interest in the JBBR joint venture company.

Based upon JBBR’s estimated annual EBITDA, the transaction is expected to be immediately accretive to the Partnership’s distributable cash flow per unit. In connection with the acquisition of JBBR, the Partnership’s management intends to recommend to the Board of Directors of the Partnership’s general partner an increase in the Partnership’s quarterly distribution by $0.03 per limited partner unit (which represents an approximate 7% increase from the current quarterly distribution) following the first full quarter of operations of the Joliet Terminal.

The JBBR acquisition continues the Partnership’s existing business strategy to expand its market position and support the expansion plans of new and existing customers, while generating stable cash flows for its unit holders from quality assets supported by long-term contracts.

For more information regarding the JBBR Acquisition, please see Arc Logistics’ current report filed on February 20, 2015 with the Securities and Exchange Commission on Form 8-K.

Conference Call and Presentation Materials

A presentation concerning this transaction will be available on the “Investors” section of Arc Logistics’ website.

Arc Logistics will hold a conference call and webcast to discuss the JBBR acquisition on Friday, February 20, 2015, at 10:00 a.m. Eastern. Interested parties may join the conference call by dialing (855) 433-0931, and international callers may join by dialing (484) 756-4279. The call may also be accessed live over the internet by visiting the “Investors” page of the Arc Logistics website at www.arcxlp.com and will be available for replay for approximately one month.

About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products. For more information, please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify Arc Logistics current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward-looking statements include: (i) adverse economic, capital markets and political conditions; (ii) changes in the market place for the Partnership’s services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of the Partnership’s assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (viii) effects of existing and future laws or governmental regulations; and (ix) litigation. Additional information concerning these and other factors that could cause the Partnership’s actual results to differ from projected results can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission, including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 and any updates thereto in the Partnership’s subsequent quarterly reports on Form 10-Q and current reports on Forms 8-K.

In addition, there are significant risks and uncertainties relating to the Partnership’s potential acquisition and ownership of JBBR, including: (a) the acquisition may not be consummated; (b) the representations, warranties and indemnifications by the Seller are limited in the JBBR purchase and sale agreement, and the Partnership’s diligence into the business has been limited and, as a result, the assumptions on which its estimates of future results of the business have been based may prove to be incorrect in a number of material ways, which could result in the Partnership not realizing the expected benefits of the acquisition and/or being exposed to material liabilities; (c) using debt to finance, in part, the acquisition will substantially increase the Partnership’s indebtedness; (d) the ability of the Partnership to successfully integrate JBBR’s operations and realize anticipated benefits of the acquisition; (e) the potential impact of the announcement or consummation of the proposed acquisition on relationships, including with employees, suppliers, customers and competitors; (f) the Partnership’s obligation to close the acquisition is not conditioned on the completion of its debt or equity financing, and if the Partnership fails to satisfy its obligation to consummate the acquisition after all conditions precedent to such obligation have been satisfied, it is reasonably possible that such event would have a material adverse effect on the Partnership’s ability to pay cash distributions to its unitholders (at least in the short term); (g) following the consummation of the acquisition, JBBR will depend on one customer for substantially all of its revenue, there is no guarantee that JBBR will be able to attract and retain additional customers or develop additional sources of revenue, and the loss of this customer could materially adversely affect the Partnership’s results of operations and cash flow; (h) upon closing of the acquisition, the Joliet Terminal will be a newly constructed facility, and following commencement of operations, the facility may not operate efficiently or reliably or as expected, which could adversely affect the Partnership’s results of operations and cash flows; (i) the loading and unloading (including by rail) of crude oil and other petroleum products is subject to many risks and operational hazards, and the transportation of crude by rail may be subject to increased regulation; and (j) following the closing of the acquisition, the Partnership’s 60% ownership interest in JBBR will be held, indirectly, through the JBBR joint venture company, which will own 100% of JBBR, and the consent of GE Energy Financial Services (which will own the remaining 40% of the JBBR joint venture company) will be required with respect to certain business decisions relative to the operation, ownership and governance of JBBR joint venture company as well as its wholly-owned subsidiaries, including JBBR.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the forward-looking statements contained herein. Other unknown or unpredictable factors could also have material adverse effects on the Partnership’s future results. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

The Partnership does not, as a matter of course, disclose projections as to future operations, earnings or other results. However, the Partnership has included herein certain prospective financial information, including estimated EBITDA with respect to JBBR. This information was not prepared with a view toward disclosure, but, in the view of the Partnership’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments and presents, to the best of the Partnership’s knowledge and belief, the expected course of action and expected future financial performance of the assets. However, this information is not fact and should not be relied upon as being indicative of future results, and readers of this press release are cautioned not to place undue reliance on the prospective financial information.

This press release does not constitute an offer of any securities for sale. The common units to be issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Investor Contact:

212-993-1290

IR@arcxlp.com

www.arcxlp.com